UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 14, 2016

MOELIS & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36418	46-4500216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 5th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 883-3800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Form 8-K/A amends certain information provided in the earnings release (the “Earnings Release”) attached as Exhibit 99.1 to Moelis & Company’s (the “Company”) Current Report on Form 8-K furnished by the Company to the Securities and Exchange Commission on February 9, 2016 (the “Original Report”).

Item 2.02 Results of Operations and Financial Condition

A subsidiary of Moelis & Company was previously named as one of several defendants in litigation arising from activities in 2011. The parties began mediation after the Company issued its Earnings Release.  An agreement in principle to settle the litigation was reached in March 2016, resulting in the Company incurring $2.8 million of expense.  While there is an agreement in principle to settle the litigation, the Company cannot make assurances whether the parties will agree on the final terms of the settlement or whether the Court will approve the settlement even if final terms of the settlement are reached.  In such event, the ultimate resolution could result in higher costs for the Company.

In accordance with U.S. generally accepted accounting principles, the Company is required to reflect the settlement expense, which is a subsequent event, in its financial statements for the year ended December 31, 2015 because the settlement is related to litigation that existed at the balance sheet date of December 31, 2015 and the incurrence of the expense became probable and estimable prior to filing the Company’s Annual Report on Form 10-K for the fiscal year end December 31, 2015.  As a result, the Company’s financial results for the quarter and year ended December 31, 2015, which were which were summarized in the Earnings Release, are being revised to reflect the subsequent event.

The settlement expense will have the effect of reducing the Company’s net income and earnings per share for the three months and year ended December 31, 2015 on a GAAP and pro forma basis. Set forth below is the revised reconciliation of GAAP to Adjusted Pro Forma Financial Information for the three and twelve months ended December 31, 2015, which reflects the impact of the expense.  The Company will reflect these adjustments in its Annual Report on Form 10-K for December 31, 2015.

Reconciliation of GAAP to Adjusted Pro Forma Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended December 31, 2015
	GAAP	Pro-Forma Adjustments		Adjusted Pro Forma
Revenues	$174,789	$—		$174,789

Expenses
Compensation and benefits	99,891	(3,909	) (a)(b)	95,982
Non-compensation expenses	31,457	—		31,457
Total operating expenses	131,348	(3,909)		127,439

Operating income (loss)	43,441	3,909		47,350
Other income (expenses)	2,559	(2,456	) (b)	103
Income (loss) from equity method investments	966	—		966
Income (loss) before income taxes	46,966	1,453		48,419
Provision for income taxes	8,195	11,173	(c)	19,368
Net income (loss)	38,771	(9,720)		29,051

Net income (loss) attributable to noncontrolling interests	28,224	(28,224)		—
Net income (loss) attributable to Moelis & Company	$10,547	$18,504		$29,051

Weighted-average shares of Class A common stock outstanding
Basic	20,377,446	33,762,802	(c)	54,140,248
Diluted	22,201,408	33,762,802	(c)	55,964,210
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.52			$0.54
Diluted	$0.48			$0.52

(a)                                 Expense associated with the amortization of restricted stock units (“RSUs”) and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)                                 Reflects a reclassification of other income associated with the forfeiture of fully vested Class A partnership units to compensation and benefits expense.

(c)                                  Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.  Accordingly, an adjustment has been made such that 100% of the Firm’s income is taxed at the corporate effective tax rate of 40.0% for the period presented.

Reconciliation of GAAP to Adjusted Pro Forma Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Twelve Months Ended December 31, 2015
	GAAP	Pro-Forma Adjustments		Adjusted Pro Forma
Revenues	$551,863	$—		$551,863

Expenses
Compensation and benefits	311,224	(8,227	) (a)(b)	302,997
Non-compensation expenses	103,136	—		103,136
Total operating expenses	414,360	(8,227)		406,133

Operating income (loss)	137,503	8,227		145,730
Other income (expenses)	2,085	(1,951	) (b)(c)	134
Income (loss) from equity method investments	4,476	—		4,476
Income (loss) before income taxes	144,064	6,276		150,340
Provision for income taxes	23,847	36,289	(c)(d)	60,136
Net income (loss)	120,217	(30,013)		90,204

Net income (loss) attributable to noncontrolling interests	87,113	(87,113)		—
Net income (loss) attributable to Moelis & Company	$33,104	$57,100		$90,204

Weighted-average shares of Class A common stock outstanding
Basic	20,021,652	34,118,596	(d)	54,140,248
Diluted	21,362,571	34,118,596	(d)	55,481,167
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.65			$1.67
Diluted	$1.55			$1.63

(a)                                 Expense associated with the amortization of RSUs and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)                                 Reflects a reclassification of other income associated with the forfeiture of fully vested Class A partnership units to compensation and benefits expense.

(c)                                  Reflects the netting of GAAP adjustments made to the Company’s Tax Receivable Agreement against provision for income taxes.

(d)                                 Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.  Accordingly, an adjustment has been made such that 100% of the Firm’s income is taxed at the corporate effective tax rate of 40.0% for the period presented.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. For a further discussion of such factors, you should read Moelis & Company’s filings with the Securities and Exchange Commission. Moelis & Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted Pro Forma results are a non-GAAP measure which better reflect management’s view of operating results.  We believe that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable GAAP measures, are useful to investors to understand the Firm’s operating results by removing the significant accounting impact of one-time charges associated with the Firm’s IPO and assuming all Class A partnership units have been exchanged into Class A common stock.  These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP results to Adjusted Pro Forma results is presented above.

All information provided herein is furnished but not filed.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release of Moelis & Company dated February 9, 2016.*

* Previously furnished as an exhibit to the Original Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOELIS & COMPANY

By:	/s/ Joseph Simon
	Name:	Joseph Simon
	Title:	Chief Financial Officer

Date: March 14, 2016